UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2022

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2022 (the “Closing Date”), Monro, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Amended and Restated Credit Agreement with a syndicate of banks led by Citizens Bank, N.A. as administrative agent (the “Credit Agreement”), which had previously been amended in June 2020 and October 2021 (the “Previous Amendments” and, with the Credit Agreement, the “Amended Credit Agreement”).

This Amendment amends certain of the terms in the Amended Credit Agreement. Specifically, the term of the facility is extended for five (5) years from the Closing Date. Further, the interest rate charged on borrowings will now be based on 0.10% over SOFR, replacing the previously used LIBOR.

Except as amended by the Amendment, the remaining terms of the Amended Credit Agreement remain in full force and effect. The material terms of the Credit Agreement, as amended by the Previous Amendments, are described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 1, 2019, June 11, 2020 and October 8, 2021, which descriptions are incorporated herein by reference. The Company intends to file the Amendment as Exhibit 10.22c to its Form 10-Q for the quarter ending December 24, 2022.

On November 15, 2022, the Company issued a press release announcing the Amendment. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company on November 15, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC. (Registrant)

November 15, 2022	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland
Executive Vice President - Chief Legal Officer and Secretary